EXHIBIT 1A – 15

TECHSOUP GLOBAL NETWORK PARTNER LIST

Partner Name	TechSoup Program Name	Home Country

WINGU	N/A	Argentina

Connecting Up	Connecting Up TechSoup New Zealand	Australia

Fundraising Verband Austria	Stifter-helfen	Austria

SOCIALware asbl	SOCIALware	Belgium

U.G. Zašto ne	N/A	Bosnia & Herzegovina

Фондација Mозаик (Mozaik Foundation)	TechSoup Balkans	Bosnia & Herzegovina

Associação Telecentro de Informação e Negócios (ATN) (Telecentre Association of Business and Information)	TechSoup Brasil (TechSoup Brazil)	Brazil

Фондация “Работилница за Граждански Инициативи” (Workshop for Civic Initiatives Foundation)	TechSoup България (TechSoup Bulgaria)	Bulgaria

Center for Social Innovation	TechSoup Canada	Canada

El Comité para la Democratización de la Informática (CDI Chile) (Committee for the Democratization of Information Technology)	DonaTec	Chile

恩派 (NPI) (Non Profit Incubator)	TechSoup 中國 (TechSoup China)	China

NGO 2.0	N/A	China

MAKAIA Asesoría Internacional	Programa de Tecnología para el Sector Social	Colombia

Sdružení VIA (VIA Foundation)	TechSoup Česká Republika (TechSoup Czech Republic)	Czech Republic

Frivilligcentre & Selvhjælp (FriSe)	TechSoup Danmark (TechSoup Denmark)	Denmark

Professional Development Foundation	TechSoup Egypt	Egypt

ALLIANSSI	TechSoup Suomi (TechSoup Finland)	Finland

Les Ateliers du Bocage	SolidaTech	France

Eurasia Partnership Foundation	TechSoup (TechSoup Georgia)	Georgia

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TECHSOUP GLOBAL NETWORK PARTNER LIST

Partner Name	TechSoup Program Name	Home Country

Haus des Stiftens gGmbH	Stifter-helfen	Germany

WACSI	TechSoup Ghana	Ghana

Impact Hub Athens	TechSoup Greece	Greece

香港社會服務聯會 (The Hong Kong Council of Social Service)	TechDonation	Hong Kong

Nonprofit Információs és Oktató Központ (NIOK) Alapítvány	CivilTech	Hungary

GuideStar India	GuideStar India	India

NASSCOM Foundation	BigTech	India

ASEAN Foundation	TechSoup Asia-Pacific	Indonesia

Kopernik	TechSoup Asia-Pacific	Indonesia

YCAB Foundation	TechSoup Asia-Pacific	Indonesia

Kitabisa	TechSoup Asia-Pacific	Indonesia

ENCLUDE	ENCLUDEit	Ireland

NPTech - Nonprofit Technology	Hakolbo ()	Israel

SocialTechno Impresa Sociale Srl	TechSoup Italia (TechSoup Italy)	Italy

日本NPOセンタ – (Japan NPO Center)	TechSoup 日本 (TechSoup Japan)	Japan

Kenya Community Development Foundation (KCDF)	TechSoup Kenya	Kenya

(NPO IT) (Nonprofit IT Support Center)	TechSoup (TechSoup Korea)	Korea

Метаморфозис (Metamorphosis Foundation)	TechSoup Balkans	Macedonia

SOLS 24/7	TechSoup Asia-Pacific	Malaysia

Tandemic / Persatuan Inovasi Sosial Tandem	TechSoup Asia-Pacific	Malaysia

Yayasan Salam Malaysia	TechSoup Asia-Pacific	Malaysia

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TECHSOUP GLOBAL NETWORK PARTNER LIST

Partner Name	TechSoup Program Name	Home Country

Centro Mexicano para la Filantropía (Cemefi) (Mexican Center for Philanthropy)	OSC Digital	Mexico

Center for Democratic Transition	TechSoup Balkans	Montenegro

Stichting GeefGratis	TechSoup Nederland (TechSoup Netherlands)	Netherlands

Frivillighet Norge (The Association of NGOs in Norway)	TechSoup Norge (TechSoup Norway)	Norway

Asia Society for Social Improvement and Sustainable Transformation (ASSIST)	TechSoup Asia-Pacific	Philippines

CODE-NGO	TechSoup Asia-Pacific	Philippines

Gawad Kalinga	TechSoup Asia-Pacific	Philippines

Fundacja TechSoup	TechSoup Polska (TechSoup Poland)	Poland

Centrum Cyfrowe (Digital Center)	N/A	Poland

Pracownia Badan i Innowacji Spolecznych STOCZNIA (Shipyard)	N/A	Poland

ePf Foundation	N/A	Poland

Entrajuda	TechSoup Portugal	Portugal

Asociatia TechSoup Romania	TechSoup Romania	Romania

Ateliere Fara Frontiere	TechSoup Romania	Romania

Институт развития информационного общества (Institute of the Information Society)	инфоДонор (Info Donor)	Russia

Center for Research, Transparency and Accountability (CRTA)	TechSoup Balkans	Serbia

National Council of Social Service	TechSoup Asia-Pacific	Singapore

Pontis Foundation	TechSoup Slovensko (TechSoup Slovakia)	Slovakia

Zavod MISSS (Youth Information and Counseling Center)	TechSoup Slovenija (TechSoup Slovenia)	Slovenia

SANGONeT (South African NGO Network)	SANGOTeCH	South Africa

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TECHSOUP GLOBAL NETWORK PARTNER LIST

Partner Name	TechSoup Program Name	Home Country

ILUNION, Estudios y Proyectos	Proyecto DONO	Spain

Forum för Frivilligt Socialt Arbete (National Forum for Voluntary Social Work)	TechSoup Sverige (TechSoup Sweden)	Sweden

開拓文教基金會 (Frontier Foundation)	TechSoup 台灣 (TechSoup Taiwan)	Taiwan

ChangeFusion	TechSoup Asia-Pacific	Thailand

Kenan Institute Asia	TechSoup Asia-Pacific	Thailand

Sivil Toplum Geliştirme Merkezi (STGM) (Civil Society Development Center Association)	TechSoup Türkiye (TechSoup Turkey)	Turkey

Ресурсний центр ГУРТ (GURT Resource Center)	TechSoup Українa (TechSoup Ukraine)	Ukraine

Technology Trust (TT)	tt-exchange	United Kingdom

Lin Center for Community Development	TechSoup Asia-Pacific	Vietnam

Vietnet-ICT	TechSoup Asia-Pacific	Vietnam

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